SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934
Date of Report (Date of earliest event reported): September 29, 2006
GREAT WESTERN LAND AND RECREATION, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-18808	13-3530765

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID No.)
7373 N. Scottsdale Road, Suite C-140, Scottsdale, Arizona 85253
(Address of principal executive office) (Zip Code)
Registrant’s telephone number, including area code: (480) 949-6007

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1. CHANGES IN CONTROL OF REGISTRANT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EX-10.20

GREAT WESTERN LAND AND RECREATION, INC.
FORM 8-K
CURRENT REPORT
ITEM 1. CHANGES IN CONTROL OF REGISTRANT
     Item 1.01 Entry into a Material Definitive Agreement
     On September 29, 2006, a Letter Agreement (the “Letter”) was executed between Great Western Land and Recreation, Inc. (the “Company”) and Arizona Motion Picture Studio, LLC, an Arizona limited liability company (“Arizona Movie Studio”). Pursuant to the Letter, the Company will issue shares of Series G Callable Cumulative Convertible Preferred Stock (the “Series G Shares”) at a stated value of $20,000,000 to Arizona Movie Studio in exchange for a future interest in the production of six movies and development of production facilities at the Company’s Wagon Bow Ranch.
     Under the terms of the Letter, $10,000,000 of stated value Series G Shares will be drawn prior to September 30th, solely for the purpose of production of the movies, and $10,000,000 of stated value Series G Shares will be drawn after September 30th, after the initial funds have been employed for the first three projects. The Company’s equity interest in each movie will be negotiated between the Company and Dwight Brooks, CEO of Arizona Movie Studio, as the respective budgets are developed. Arizona Movie Studio will also allocate funds for the development of production facilities at the Wagon Bow Ranch.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits
     The following exhibit is filed as part of this report:

Exhibit 10.20	Letter of Agreement
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 4, 2006	GREAT WESTERN LAND AND RECREATION, INC.
	By:	/s/ M. Susan Savage
		Name:	Mary Susan Savage
		Title:	Treasurer